LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                     Page 1 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                       1997 quarter ended
                                                    ------------------------
                                                    March 31         June 30
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                          12,975,356      12,931,856
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                                  -               -
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                     13,440          35,198
    Purchases of treasury stock;
     calculated on weighted average
     basis                                            (13,972)        (60,367)
                                                   ----------      ----------
                                                   12,974,824      12,906,687

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                             -         790,942
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                            -        (539,953)
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                                   -               -
                                                   ----------      ----------
                                                            -         250,989
                                                   ----------      ----------
                                                   12,974,824      13,157,676
                                                   ==========      ==========

Earnings for primary earnings per share:
  Net earnings (loss)                             $(5,437,954)    $ 1,466,628

  Dividends on cumulative preferred stocks            (60,000)        (75,390)
  Dividends on convertible, exchangeable
    Class C preferred Stock (6.5% annually)          (743,438)       (743,438)
                                                   ----------      ----------
 Earnings (loss) applicable to common stock       $(6,241,392)    $   647,800
                                                   ==========      ==========

 Earnings (loss) per share                              $(.48)          $ .05
                                                         ====            ====






                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                     Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                           Six months
                                                             ended
                                                         June 30, 1997
                                                         -------------


Net earnings (loss) applicable to common Stock            $(5,593,592)
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   13,066,250
                                                           ==========
Earnings (loss) per share                                       $(.43)
                                                                 ====





          LSB INDUSTRIES, INC.                                      Exhibit 11.1
                                                                     Page 3 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                        1996 quarter ended
                                                    -------------------------
                                                    March 31          June 30
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                          12,911,447      12,909,487
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                                270               -
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                          -               -
    Purchases of treasury stock;
     calculated on weighted average
     basis                                               (330)           (978)
                                                   ----------      ----------
                                                   12,911,387      12,908,509

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                             -         737,640
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                            -        (359,676)
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                                   -          62,080
                                                   ----------      ----------
                                                            -         440,044
                                                   ----------      ----------
                                                   12,911,387      13,348,553
                                                   ==========      ==========

Earnings for primary earnings per share:
  Net earnings (loss)                             $  (531,218)    $ 2,371,797

  Dividends on cumulative preferred stocks            (75,520)        (60,000)
  Dividends on convertible, exchangeable
    Class C preferred Stock (6.5% annually)          (743,438)       (743,438)
                                                   ----------      ----------
 Earnings (loss) applicable to common stock       $(1,350,176)    $ 1,568,359
                                                   ==========      ==========

 Earnings (loss) per share                              $(.10)          $ .12
                                                         ====            ====






                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                     Page 4 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                           Six months
                                                             ended
                                                         June 30, 1996
                                                         -------------


Net earnings applicable to common Stock                   $   218,183
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   13,129,970
                                                           ==========
Earnings per share                                              $ .02
                                                                 ====




               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                     Page 5 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                   1997 quarter ended
                                           _________________________________

                                             March 31              June 30


Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share          12,974,824             12,906,687
  Shares issuable upon exercise of
    options and warrants                             -                790,942
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                                         -               (539,953)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                             -                      -
  Common shares issuable upon conversion
    of convertible note payable                      -                  4,000
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                                       -                      -
      Series 2                                       -                      -
                                            ----------             ----------
                                            12,974,824             13,161,676
                                            ==========             ==========
Earnings for fully diluted
  earnings per share:
  Net earnings (loss)                      $(5,437,954)           $ 1,466,628

  Dividends on cumulative convertible
    preferred stocks:
     Series B                                  (60,000)               (75,390)
     Series 2 Class C                         (743,438)              (743,438)
                                            ----------             ----------
  Earnings (loss) applicable to
     common stock                          $(6,241,392)           $   647,800
                                            ==========             ==========
   Earnings (loss) per share                      (.48)                  $.05
                                                   ===                    ===


                                                            Six months
                                                               ended
                                                          June 30, 1997
                                                          -------------

Net earnings (loss) applicable to common stock             $(5,593,592)
                                                            ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                    13,068,250
                                                            ==========

Earnings (loss) per share                                        $(.43)
                                                                 ====



                    LSB INDUSTRIES, INC.                            Exhibit 11.1
                                                                     Page 6 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     1996 quarter ended

                                               March 31              June 30


Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share            12,911,387           12,908,509
  Shares issuable upon exercise of
    options and warrants                               -              737,640
  Assumed repurchase of outstanding
   shares up to the 20% limitation
   (based on ending market price
    for the quarter if greater than
    the average)                                       -             (359,676)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
     actual conversion                                 -               62,080
  Common shares issuable upon conversion
     of convertible note payable                       -                4,000
  Common shares issuable upon conversion
     of convertible preferred stock, if
     dilutive, from date of issue:
      Series B                                         -              666,666
      Series 2                                         -                    -
                                              ----------           ----------
                                              12,911,387           14,019,219
                                              ==========           ==========
Earnings for fully diluted earnings
  per share:
  Net earnings (loss)                        $  (531,218)          $2,371,797

  Dividends on cumulative preferred
    stocks:
       Series B                                  (75,520)                   -
       Series 2 Class C                         (743,438)            (743,438)
                                              ----------           ----------
  Earnings (loss) applicable to common stock $(1,350,176)          $1,628,359
                                              ==========            =========

   Earning (loss) per share                        $(.10)                $.12
                                                    ====                  ===


                                                           Six months
                                                             ended
                                                         June 30, 1996
                                                         -------------
Net earnings applicable to common stock                   $   278,183
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   13,465,303
                                                           ==========
Earnings per share                                             $  .02
                                                                =====







410q-10k\tq697x11.wp